UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.      Other Events.

On December 1, 2017, Cesca Therapeutics Inc. (the “Company”) closed its public offering of common stock that the Company previously announced on November 29, 2017. At the closing, the Company sold an aggregate of 898,402 shares of its common stock at a price to the public of $3.00 per share for aggregate offering proceeds of $2.7 million. After deducting the placement agent's commission and other estimated offering expenses payable by the Company, the net proceeds to the Company in the offering were approximately $2.33 million. The offering was conducted pursuant to the previously announced placement agency agreement, dated November 29, 2017, between the Company and Dawson James Securities, Inc. (the “Agreement”).

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	10.1	Placement Agency Agreement, dated November 29, 2017, between Cesca Therapeutics Inc. and Dawson James Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

By:	/s/ Vivian Liu
Name: Vivian Liu
Title: Chief Operating Officer

Date: December 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Placement Agency Agreement, dated November 29, 2017, between Cesca Therapeutics Inc. and Dawson James Securities, Inc.